Exhibit 10.7

Bleach Pty Ltd Employment Agreement

THIS EMPLOYMENT AGREEMENT is made on 30 April 2012

BETWEEN:

Bleach Pty Ltd (ABN 81 095 987 214) (ACN 095 987 214) of 14 Mentmore Avenue Roseberry in the State of New South Wales (‘the Employer’)

AND

Kris Black in the State of New South Wales (‘the Employee’)

THE PARTIES AGREE in consideration of, among other things, the mutual promises contained in this agreement:

1.              DEFINITIONS AND INTERPRETATION

1.1. Definitions

1.1.1.        ‘Award’ means Clerks Private Sector Award 2010 or any applicable Modern Award.

1.1.2.        ‘Confidential Information’ is defined as any confidential or proprietary information provided by the Employer (in any form) to an employee in connection with their employment, including:

1.1.2.1.        the names, lists or details and any information relating to the business affairs of the clients, customers, potential customers, suppliers or members of the Employer;

1.1.2.2.        matters of a technical nature, trade secrets, technical data, marketing procedures and information, pricing and/or discount structures, accounting programs and procedures, financial information, strategic and business plans and like information relating to the business of the Employer;

1.1.2.3.        information relating to the general business, past or present clients, past and present business, financial reports, financing strategies, models, documentation, software, pricing, sources, ideas, procedures, undertakings, concepts, inventions, trade secrets, services, client information and matter details.

1.1.2.4.        Information which has been made known to the Employer or its officers, employees or agents in circumstances in which an obligation of confidentiality arose;

1.1.2.5.        other information which the Employer informs the employee is confidential or which, if disclosed, the employee knows or ought reasonably to know, would be detrimental to the Employer and

1.1.2.6.        all other information which is imparted to the employee in circumstances which the employee knows or ought reasonably to know that the information is confidential to the Employer or any persons with whom the Employer is concerned,

1.1.2.7.        but excludes any information that is public knowledge or is in the public domain.

1.1.3.        ‘Employment Agreement’ means this agreement;

1.1.4.        ‘Month’ means calendar month;

1.1.5.        ‘Office of the Employer’ means 14 Mentmore Avenue Roseberry or as may be agreed from time to time;

1.1.6.        ‘Place of residence’ means the Employee’s place of residence as detailed in item 1 of the Employment Schedule and includes where they may choose to stay from time to time prior to attending the Office of the Employer;

1.1.7.        ‘Termination date’ means the date when the Employee ceases to be employed by the Employer;

1.1.8.        ‘$’ and ‘dollars’ means Australian dollars.

2.              APPOINTMENT

2.1.                  The Employer appoints the Employee in the position specified in item 2 of the Employment Schedule (‘the Position’) reporting to the person named in item 3 of the Employment Schedule (‘the Appointed Manager’) and the Employee accepts that employment.

3.              TERM

The appointment of the Employee begins on the date specified in item 4 of the Employment Schedule (‘the Employment Start Date’) and will continue until termination in accordance with clause 12.

3.1.                  The Employee will be subject to a probationary period of three months (‘the Probationary Period’) at the commencement of employment. During the Probationary Period, either party may terminate the agreement on one month’s notice. At the conclusion of the Probationary Period, the Employer will either confirm the continuing employment or terminate the agreement with the above notice.

4.              DUTIES AND OBLIGATIONS OF THE EMPLOYEE

4.1.                  The Employee must:

4.1.1. devote the whole of the Employee’s time, attention and skill during the hours worked and at other times as reasonably necessary to the duties of the Employee to the Employer; and

4.1.2. faithfully and diligently perform the duties and exercise the powers consistent with the Position specified at item 2 of the Employment Schedule and to promote the interests of the employer;

4.2.                  The Employee will perform the duties as outlined in the position description in the Schedule or such other duties as may be required by the Employer from time to time.

4.3.                  The Employee must report directly to their Appointed Manager or as directed by the Employer and comply with reasonable directions given to the Employee by the Employee’s Appointed Manager or by the Employer generally.

4.4.                  The Employee’s normal hours of work will be 38 hours per week worked as directed by the employer. The Employee may also be required to work such additional hours as determined by the Employer depending upon the nature of the Employer’s business.

4.5.                  The Employee acknowledges that he/she has a fiduciary duty to the Employer. The Employee agrees not to use the Employer’s equipment including, but not limited to, hardware, software, templates, ideas or processes other than in the performance of the Duties. The Employee agrees that if he/she breaches this Agreement, the Employer is entitled to seek relief which may include, but not limited to, injunctive relief and a claim for damages.

5.              REMUNERATION

5.1.                  During the period of this Agreement, the Employer will pay the Employee as specified in items 5, 6 and 7 of the Employment Schedule (‘Remuneration Package’).

5.2.                  The Employer will pay a rate specified in item 5 of the Employment Schedule for all hours worked to cover all applicable penalty rates and the Employee accepts this rate as payment for all hours worked including any applicable penalty rates, shift allowances and other allowances that may be cited in the Award.

5.3.                  The Employee’s remuneration is above the Award and is inclusive of all allowances, loadings and overtime rates that may be payable under the Award.

5.4.                  The Employee’s remuneration will be reviewed annually in accordance with Employer policy. The Employer is under no obligation to increase the level of the Employee’s remuneration.

5.5.                  In the event of a dispute regarding remuneration or other entitlements under this Agreement of the Award, the Employee agrees that the Employer is entitled to offset the value of any remuneration or entitlement which are provided in excess of any relevant Award against the alleged underpayments and/or loadings and/or allowances.

5.6.                  The Employee shall be invited by the Employer to participate in the Incentive Bonus Scheme. Participation in the Incentive Bonus Scheme is at the sole discretion of the Employer. Any payment or bonus offered as part of the scheme is at the sole discretion of the Employer. The Employer may at any time alter or discontinue the scheme. The details of the Incentive Bonus scheme are specified in item 7a of the Employment Schedule.

6.              SUPERANNUATION

6.1.                  In addition to the rate of pay specified in item 5 of the Employment Schedule, the Employee’s Remuneration will include contributions made by the Employer for Employee into a superannuation fund nominated by the Employee. The details of Superannuation are specified in item 6 of the Employment Schedule. The Employer will not be liable to make any additional payment or contribution by reason of the superannuation contribution surcharge.

7.              ANNUAL LEAVE

7.1.                  The Employee is entitled to 4 weeks (twenty (20) days) leave for each completed year of service. The annual leave entitlement will be accrued progressively throughout the year.

7.2.                  The Employee agrees that the Remuneration includes a payment in respect of any accrued annual leave and leave loading.

7.3.                  The Employee may only take annual leave after the Employee’s request in writing has been approved by the Employer although such consent cannot be unreasonably withheld.

7.4.                  The Employer may require an employee to take a period of annual leave, such as for an annual shutdown.

8.              PERSONAL/CARER’S LEAVE

8.1.                  The Employee shall be entitled to ten (10) days paid personal/carer’s leave per year of service which accrues progressively throughout the year. Personal leave includes sick and carer’s leave.

8.2.                  The Employee is also entitled to a further two (2) days unpaid carer’s leave per permissible occasion (as defined in the Fair Work Act).

8.3.                  The Employee is only entitled to carer’s leave (whether paid or unpaid) when a member of Employee’s immediate family or household is suffering from personal illness or injury or an unexpected emergency which affects the member.

8.4.                  In accordance with statutory requirements, the Employee is to provide the Employer with notice as soon as reasonably practicable, but no later than one hour after the Employee was due to commence work, that the Employee is taking sick or carer’s leave.

8.5.                  The Employee shall not be entitled to receive payment for any accumulated personal leave on termination of this Agreement.

8.6.                  The Employee must, if required by the Employer, provide evidence that any absence from work was due to illness or injury of the Employee or the Employee’s immediate family member or member of the Employee’s household. This could include evidence such as a medical certificate from a registered health practitioner or a statutory declaration.

9.              PARENTAL LEAVE

9.1.                  The Employee is entitled to unpaid parental leave in accordance with Chapter 2, Part 2-2, Division 5 of the Fair Work Act, 2009 (Cth). This can include 12 months unpaid leave which may be extended for a period of up to a further 12 months.

10.       PUBLIC HOLIDAYS

10.1.           All official public holidays for the state of New South Wales will apply to this agreement.

11.       CONFIDENTIALITY

11.1.                          The Employee must:

11.1.1.                    not publish or otherwise disclose to any person any Confidential Information relating to the Employer’s affairs, finances or business or the affairs, finances or business of any of its clients or suppliers; and

11.1.2.                    keep any Confidential Information secret and confidential, except to the extent that the Employer is required by law to disclose it; and

11.1.3.                    take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any Confidential Information; and

11.1.4.                    not disclose Confidential Information to any third party without first obtaining the written consent of the Employer except in the ordinary and proper course of employment with the Employer; and

11.1.5.                    not divulge or use either for their own personal benefit or for the benefit of any other person, any Confidential Information; and

11.1.6.                    return all property of the Employer to it upon the termination of the Employment Agreement including all Confidential Information and other property in the Employee’s possession.

11.2.                          The Employee’s obligations under this clause survive the termination of the Employee’s appointment.

12.       TERMINATION OF EMPLOYMENT

12.1.                          TERMINATION BY NOTICE

12.1.1.                    Other than during the probationary period, either party may terminate this agreement on the provision of the following written notice:

12.1.1.1. 12 months by the Employer

12.1.1.2. 6 months by the Employee

12.1.2.                    If the Employee is over 45 years of age and has completed a least 2 years continuous service, they are entitled to 1 week’s additional notice.

12.1.3.                    The Employer, at its discretion, may pay the Employee in lieu of the notice period.

12.1.4.                    Should the Employer require the Employee to work the notice period then the Employer will be entitled to allocate the Employee such duties as it may require from time to time which may not be the Employee’s normal duties.

12.1.5.                    Nothing in this clause shall affect the right of the Employer to terminate the agreement pursuant to clause 12.2.

12.2.                     TERMINATION WITHOUT NOTICE

12.2.1.           This Agreement can be terminated without notice and without the payment of any Remuneration or Additional Remuneration or other benefits (other than statutory entitlements) if the Employee has committed an act of serious misconduct. Serious and wilful misconduct can include but, is not limited to:

12.2.1.1. theft;

12.2.1.2. fraud;

12.2.1.3. assault;

12.2.1.4. being intoxicated at work;

12.2.1.5. refusing to carry out lawful and reasonable instruction;

12.2.1.6. failure to follow the Employer’s policies and procedures.

12.3.                     REDUNDANCY

12.3.1.           Should the Employee’s position be terminated for reasons of redundancy, the Employee is entitled to be paid redundancy pay as follows;

12.3.1.1.          12 month’s pay;

13.  DEDUCTIONS

13.1.                The Employee agrees that during your employment or on termination of employment for any reason, the Employer may deduct from your remuneration any overpayments, outstanding debts or monies owed by you to the Employer or the value of any unreturned property.

14.  SUSPENSION

14.1.                The Employee agrees and the Employer is entitled to suspend the Employee while investigating the Employee’s suspected misconduct and/or where, because of illness or injury, the Employer believes that the Employee’s attendance at work poses a threat to his/her health and safety or the health and safety of others.

15.  MEDICAL ASSESSMENT

15.1.                In addition to the obligations under the relevant workers compensation legislation, the Employee agrees to attend a medical examination or assessment at the request of the Employer as may be required by the Employer from time to time.

15.2.                Intellectual Property

EXECUTED by the parties as an agreement.

EXECUTED by THE EMPLOYEE in the presence of:	)
)

/s/ Elliot Pringle		/s/ Kris Black
Signature of Witness		Signature of the Employee

Elliot Pringle, Financial Controller		30 April 2012
Name of Witness		Date

Address of Witness

EXECUTED for and on behalf of THE EMPLOYER by its authorised representative in the presence of:	)
)

/s/ Daphne Wang		/s/ Mark Byers
Signature of Witness		Signature of authorised representative of the Employer

Daphne Wang		30/4/12
Name of Witness		Date

Financial Manager

Address of Witness

Employee details
Item l	Full Name	Kris Black
	Address	77 Adelaide St, Woollahra, NSW, 2025
	Home Phone	+61 2 8065 1857
	Mobile Phone	+61 404 865 646
Employment Details
Item 2	Position	Chief Financial Officer
Item 3	Appointed Manager	Mark Byers
Item 4	Employment Agreement Date	30th April 2012
	Employment Start Date	August 2012 (to be confirmed)
Remuneration Package
Item 5	Rate of Pay	$200,000 per annum
Item 5(a)	Applicable Award	Clerks Private Sector Award 2010
Item 6	Superannuation	9%
Item 7a	Incentive bonus scheme

Annual Cash Bonus

40% of gross salary (discretionary based on agreed performance targets of the company/Employee). Subject to approval by the Bleach Group Inc. Compensation Committee and Board.

Annual Stock Bonus

The employee is eligible to receive an award of stock with a face value of no more than two times annual gross salary (discretionary based on agreed performance targets of company/Employee). Subject to approval by the Bleach Group Inc. Compensation Committee and Board.

Note: any restricted stock held by the Employee will vest immediately prior to any takeover becoming effective.

Item 7b	Warrants

Grant of Stock Options

On commencement of employment, the employee will receive an award of stock options exercisable at 120% of IPO issue price (in line with warrants issued to external advisers and Directors) to a value of US$300,000. Vesting in 3 tranches of US$100,000 on 12 months / 24 months / 36 months anniversary of commencement of employment. Subject to approval by the Bleach Group Inc. Compensation Committee and Board.

Position description
Item 8	Title	Chief Financial Officer (CFO)